Exhibit 4(f)

SOUTHWESTERN ELECTRIC POWER COMPANY
ISSUER

TO

THE BANK OF NEW YORK,
TRUSTEE

---------

SUPPLEMENTAL INDENTURE NO. 1

DATED AS OF _____________________

SUPPLEMENTAL TO THE SUBORDINATED INDENTURE
DATED AS OF ______________________

ESTABLISHING A SERIES OF SECURITIES DESIGNATED
__% SUBORDINATED DEBENTURES, SERIES ___
LIMITED IN AGGREGATE PRINCIPAL AMOUNT TO $___________

              SUPPLEMENTAL  INDENTURE  NO.  1,  dated as of  ___________________
between  SOUTHWESTERN  ELECTRIC POWER COMPANY,  a corporation duly organized and existing under the laws of the State of Delaware  (herein called the "Company"), and THE BANK OF NEW YORK, a New York  banking  corporation,  as Trustee  (herein
called  the   "Trustee"),   under  the   Subordinated   Indenture  dated  as  of
______________ (hereinafter called the "Original Indenture"),  this Supplemental
Indenture No. 1 being supplemental  thereto.  The Original Indenture and any and all indentures and instruments  supplemental  thereto are hereinafter  sometimes collectively called the "Indenture."

                             RECITALS OF THE COMPANY

              The Original  Indenture was authorized,  executed and delivered by the Company to provide for the  issuance by the Company from time to time of its
Securities  (such  term and all other  capitalized  terms  used  herein  without definition having the meanings assigned to them in the Original  Indenture),  to be issued in one or more series as contemplated  therein,  of the payment of the principal, premium, if any, and interest, if any, on such Securities.

              As  contemplated  by  Sections  301 and  1201(f)  of the  Original
Indenture,  the  Company  wishes  to  establish  a series  of  Securities  to be designated "__% Subordinated Debentures,  Series ___" to be limited in aggregate principal  amount  (except as  contemplated  in Section  301(b) of the  Original
Indenture)  to  $___________,  such  series  of  Securities  to  be  hereinafter sometimes called "Series No. 1."

              [The  Company  wishes  to issue the  Securities  to  _______  (the
"Trust") to  evidence  loans made to the  Company of the  proceeds of  Preferred
Securities and common beneficial  ownership interests in the assets of the Trust to be issued to the Company ("Common Securities").]

              The Company has duly authorized the execution and delivery of this
Supplemental Indenture No. 1 to establish the Securities of Series No. 1 and has duly authorized the issuance of such Securities;  and all acts necessary to make this  Supplemental  Indenture No. 1 a valid agreement of the Company to make the
Securities  of  Series  No.  1  valid  obligations  of the  Company,  have  been performed.

              NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE NO. 1 WITNESSETH:

              For and in  consideration  of the  premises and of the purchase of the Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and  proportionate  benefit of all Holders of the Securities of Series
No. 1, as follows:

                                   ARTICLE ONE

                           FIRST SERIES OF SECURITIES

              SECTION  1.  There  is  hereby  created  a  series  of  Securities designated "__% Subordinated  Debentures,  Series ____" and limited in aggregate principal  amount  (except as  contemplated  in Section  301(b) of the  Original
Indenture) to $___________. The forms and terms of the  Securities  of Series No. 1 shall be  established  in an Officer's Certificate  of the  Company,  as  contemplated  by
Section 301 of the  Original Indenture.

              SECTION 2. The Company  hereby  agrees that,  if the Company shall make any  deposit  of money  and/or  Eligible  Obligations  with  respect to any
Securities of Series No. 1, or any portion of the principal  amount thereof,  as contemplated  by Section 701 of the Indenture,  the Company shall not deliver an
Officer's  Certificate  described  in clause (z) in the first  paragraph of said
Section 701 unless the Company shall also deliver to the Trustee,  together with such Officer's Certificate, either:

              (A)    an  instrument  wherein the  Company,  notwithstanding  the satisfaction  and  discharge  of its  indebtedness  in  respect  of  such
       Securities,  shall  assume the  obligation  (which  shall be absolute and unconditional)  to  irrevocably  deposit with the Trustee or Paying Agent such additional sums of money, if any, or additional Eligible Obligations
       (meeting the  requirements  of Section 701),  if any, or any  combination thereof, at such time or times, as shall be necessary,  together with the money and/or Eligible Obligations  theretofore so deposited,  to pay when due the principal of and premium,  if any, and interest due and to become due on such  Securities or portions  thereof,  all in accordance with and subject to the provisions of said Section 701;  provided,  however,  that such  instrument  may state that the  obligation  of the  Company to make additional  deposits as aforesaid shall be subject to the delivery to the
       Company by the Trustee of a notice  asserting the deficiency  accompanied
       by  an  opinion  of  an  independent   public  accountant  of  nationally
       recognized  standing,  selected by the Trustee,  showing the  calculation thereof  (which opinion shall be obtained at the expense of the Company);
       or

              (B)    an Opinion of  Counsel  to the effect  that the  Holders of such Securities,  or portions of the principal  amount thereof,  will not recognize  income,  gain or loss for  United  States  federal  income tax purposes as a result of the  satisfaction  and discharge of the Company's indebtedness  in respect  thereof  and will be  subject to United  States federal income tax on the same amounts, at the same times and in the same manner as if such satisfaction and discharge had not been effected.

                     [Additional provisions relating to Trust, if Securities are issued in connection with Preferred Securities]

                     [Additional provisions relating to Remarketing and interest rate reset if Securities are issued in connection with Stock Purchase Units]

                                   ARTICLE TWO

                                FORM OF SECURITY

       [IF THE SERIES __  DEBENTURE IS TO BE A GLOBAL  DEBENTURE,  INSERT - This
Debenture is a Global Debenture within the meaning of the Indenture  hereinafter referred  to and is  registered  in the name of a  Depository  or a nominee of a
Depository. This Debenture is exchangeable  for  Debentures  registered in the name of a person other than the
Depository  or its nominee  only in the limited  circumstances  described in the
Indenture,  and no  transfer  of this  Debenture  (other than a transfer of this
Debenture as a whole by the  Depository  to a nominee of the  Depository or by a nominee  of  the  Depository  to  the  Depository  or  another  nominee  of  the
Depository) may be registered except in limited circumstances.

       Unless this Debenture is presented by an authorized representative of The
Depository Trust Company, a New York corporation  ("DTC"),  to the issuer or its agent for  registration  of  transfer,  exchange or payment,  and any  Debenture issued  is  registered  in the name of Cede & Co.  or in such  other  name as is requested by an authorized  representative of DTC and any payment hereon is made to  Cede & Co.,  or to  such  other  entity  as is  requested  by an  authorized representative  of DTC,  ANY  TRANSFER,  PLEDGE OR OTHER USE HEREOF FOR VALUE OR
OTHERWISE  BY OR TO ANY PERSON IS  WRONGFUL  inasmuch  as the  registered  owner hereof, Cede & Co., has an interest herein.]

No. ____________                                                    $___________

CUSIP No. ____________

                       SOUTHWESTERN ELECTRIC POWER COMPANY

                             __% JUNIOR SUBORDINATED
                         DEFERRABLE INTEREST DEBENTURE,
                               SERIES__, DUE ____

       SOUTHWESTERN  ELECTRIC  POWER COMPANY,  a corporation  duly organized and existing  under the laws of the  State of New York  (herein  referred  to as the
"Company",  which term  includes any successor  corporation  under the Indenture hereinafter  referred  to),  for  value  received,  hereby  promises  to  pay to
______________  or  registered  assigns,  the  principal  sum of  ______________
Dollars on  __________,  ____,  and to pay interest on said  principal  sum from
__________,  ____ or from the most recent interest payment date (each such date, an "Interest  Payment  Date") to which  interest has been paid or duly  provided for,  quarterly  (subject to  deferral  as set forth  herein) in arrears on each
March 31, June 30, September 30 and December 31 commencing  __________,  ____ at the rate of __% per annum until the  principal  hereof shall have become due and payable,  and on any  overdue  principal  and  premium,  if  any,  and  (without duplication and to the extent that payment of such interest is enforceable under applicable  law) on any  overdue  installment  of  interest at the same rate per annum during such overdue  period.  Interest shall be computed on the basis of a
360-day  year of  twelve  30-day  months.  In the  event  that any date on which interest is payable on this  Debenture  is not a business  day,  then payment of interest payable on such date will be made on the next succeeding day which is a business day (and  without any interest or other  payment in respect of any such delay),  except that,  if such business day is in the next  succeeding  calendar year, such payment shall be made on the immediately  preceding  business day, in each case with the same force and effect as if made on such date.  The  interest installment  so  payable,  and  punctually  paid or duly  provided  for,  on any
Interest  Payment Date (other than  interest  payable on redemption or maturity)
will, as provided in the Indenture, be paid to the person in whose name this Debenture
(or one or more Predecessor Debentures,  as defined in said  Indenture) is  registered at the close of business on the regular  record date for such interest installment, [which shall be the close of business on the business day next  preceding  such Interest  Payment  Date.] [IF PURSUANT TO THE
PROVISIONS OF SECTION  2.11(C) OF THE INDENTURE THE SERIES __ DEBENTURES  ARE NO
LONGER  REPRESENTED BY A GLOBAL DEBENTURE - which shall be the close of business on the March 15, June 15, September 15 or December 15 (whether or not a business day) next preceding such Interest  Payment Date.] Interest payable on redemption or maturity  shall be payable to the person to whom the  principal is paid.  Any such  interest  installment  not  punctually  paid or duly  provided  for  shall forthwith  cease to be payable to the registered  holders on such regular record date, and may be paid to the person in whose name this Debenture (or one or more
Predecessor  Debentures)  is  registered  at the close of  business on a special record  date to be  fixed  by the  Trustee  for the  payment  of such  defaulted interest, notice whereof shall be given to the registered holders of this series of Debentures not less than 10 days prior to such special record date, or may be paid  at any  time  in  any  other  lawful  manner  not  inconsistent  with  the requirements  of any securities  exchange on which the Debentures may be listed, and upon such  notice as may be  required  by such  exchange,  all as more fully provided  in the  Indenture.  The  principal  of (and  premium,  if any) and the interest  on this  Debenture  shall be  payable  at the  office or agency of the
Company  maintained  for that  purpose,  in any coin or  currency  of the United
States of America  which at the time of payment is legal  tender for  payment of public and private  debts;  PROVIDED,  HOWEVER,  that payment of interest may be made at the option of the Company by check  mailed to the  registered  holder at such address as shall appear in the Debenture Register.

       Payment of the  principal  of,  premium,  if any,  and  interest  on this
Debenture is, to the extent provided in the Indenture,  subordinated and subject in right of payment to the prior payment in full of all Senior Indebtedness,  as defined in the Indenture, and this Debenture is issued subject to the provisions of the  Indenture  with  respect  thereto.  Each  Holder of this  Debenture,  by accepting  the same,  (a) agrees to and shall be bound by such  provisions,  (b)
authorizes  and  directs the Trustee on his or her behalf to take such action as may be necessary or appropriate  to acknowledge or effectuate the  subordination so provided and (c) appoints the Trustee his or her attorney-in-fact for any and all such purposes.  Each Holder hereof, by his or her acceptance hereof,  hereby waives all notice of the acceptance of the  subordination  provisions  contained herein and in the Indenture by each holder of Senior  Indebtedness,  whether now outstanding or hereafter incurred,  and waives reliance by each such holder upon said provisions.

       This  Debenture  shall not be entitled to any benefit under the Indenture hereinafter referred to, be valid or become obligatory for any purpose until the
Certificate of  Authentication  hereon shall have been signed by or on behalf of the Trustee.

       Unless the Certificate of Authentication  hereon has been executed by the
Trustee or a duly appointed Authentication Agent referred to on the reverse side hereof,  this Debenture shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

       The provisions of this Debenture are continued on the reverse side hereof and such  continued  provisions  shall for all purposes  have the same effect as though fully set forth at this place.

       IN  WITNESS  WHEREOF,  the  Company  has  caused  this  Instrument  to be executed.

Dated
     ---------------------

                                            SOUTHWESTERN ELECTRIC POWER COMPANY

                                            By
                                              -----------------------

Attest:

By
  --------------------

                     (FORM OF CERTIFICATE OF AUTHENTICATION)

                          CERTIFICATE OF AUTHENTICATION

       This is one of the  Debentures of the series of  Debentures  described in the within-mentioned Indenture.

THE BANK OF NEW YORK
as Trustee or as Authentication Agent

By
  --------------------------
Authorized Signatory

                         (FORM OF REVERSE OF DEBENTURE)

       This  Debenture is one of a duly  authorized  series of Debentures of the
Company (herein  sometimes  referred to as the  "Debentures"),  specified in the
Indenture,  all issued or to be issued in one or more series  under and pursuant to an Indenture dated as of __________, ____ duly executed and delivered between the Company and The Bank of New York, a national banking  association  organized and existing under the laws of the United States, as Trustee (herein referred to as the "Trustee"),  as supplemented by the First Supplemental Indenture dated as of  __________,  ____ between the Company and the Trustee (said  Indenture as so supplemented  being  hereinafter  referred  to as  the  "Indenture"),  to  which
Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities  thereunder of the Trustee, the Company and the holders of the  Debentures.  By the terms of the Indenture,  the Debentures are issuable in series which may vary as to amount,  date of  maturity,  rate of interest and in other  respects  as in the  Indenture  provided.  This series of  Debentures  is limited in aggregate  principal  amount as specified in said First  Supplemental
Indenture.

       Subject to the terms of Article Three of the Indenture, the Company shall have the right to redeem this  Debenture at the option of the  Company,  without premium or penalty, in whole or in part at any time on or after __________, ____
(an "Optional Redemption"), at a redemption price equal to 100% of the principal amount plus any accrued but unpaid  interest to the date of such redemption (the
"Optional  Redemption Price"). Any redemption pursuant to this paragraph will be made  upon not less  than 30 nor more  than 60  days'  notice,  at the  Optional
Redemption  Price. If the Debentures are only partially  redeemed by the Company pursuant to an Optional Redemption,  the Debentures will be redeemed pro rata or by lot or by any other method  utilized by the Trustee;  provided that if at the time of redemption,  the Debentures  are registered as a Global  Debenture,  the
Depository  shall determine by lot the principal  amount of such Debentures held by each Debentureholder to be redeemed.

       In the  event  of  redemption  of  this  Debenture  in part  only,  a new
Debenture or Debentures of this series for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

       In case an Event of  Default,  as  defined in the  Indenture,  shall have occurred  and be  continuing,  the  principal  of all of the  Debentures  may be declared,  and upon such  declaration  shall  become,  due and  payable,  in the manner, with the effect and subject to the conditions provided in the Indenture.

       The  Indenture  contains  provisions  for  defeasance  at any time of the entire  indebtedness  of this  Debenture  upon  compliance  by the Company  with certain conditions set forth therein.

       The Indenture contains provisions permitting the Company and the Trustee, with the  consent  of the  Holders  of not less  than a  majority  in  aggregate principal  amount  of the  Debentures  of  each  series  affected  at  the  time outstanding, as defined in the Indenture, to execute supplemental indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the  provisions of the Indenture or of any  supplemental  indenture or of modifying in any manner the rights of the Holders of the  Debentures;  provided, however, that no such supplemental indenture shall (i) extend the fixed maturity of any  Debentures of any series,  or reduce the principal  amount  thereof,  or reduce the rate or extend the time of payment of interest thereon, or reduce any premium payable upon the redemption  thereof,  without the consent of the holder of each  Debenture  so  affected  or (ii)  reduce the  aforesaid  percentage  of
Debentures,   the  holders  of  which  are  required  to  consent  to  any  such supplemental  indenture,  without the  consent of the holders of each  Debenture then outstanding and affected  thereby.  The Indenture also contains  provisions permitting  the  Holders  of a majority  in  aggregate  principal  amount of the
Debentures of all series at the time outstanding  affected thereby, on behalf of the Holders of the  Debentures of such series,  to waive any past default in the performance of any of the covenants  contained in the Indenture,  or established pursuant to the  Indenture  with respect to such series,  and its  consequences, except a default in the payment of the  principal  of or premium,  if any, or interest on any of the  Debentures  of such  series.  Any  such  consent  or  waiver  by the registered  Holder  of  this  Debenture  (unless  revoked  as  provided  in  the
Indenture)  shall be conclusive and binding upon such Holder and upon all future
Holders and owners of this  Debenture  and of any  Debenture  issued in exchange herefor or in place hereof  (whether by  registration of transfer or otherwise), irrespective  of whether or not any  notation of such  consent or waiver is made upon this Debenture.

       No reference  herein to the Indenture and no provision of this  Debenture or of the Indenture  shall alter or impair the obligation of the Company,  which is absolute and unconditional,  to pay the principal of and premium, if any, and interest  on this  Debenture  at the time and  place  and at the rate and in the money herein prescribed.

       The  Company  shall  have the  right at any time  during  the term of the
Debentures,  from time to time to extend  the  interest  payment  period of such
Debentures for up to 20 consecutive  quarters (the  "Extended  Interest  Payment
Period"),  at the end of which period the Company  shall pay all  interest  then accrued and unpaid (together with interest thereon  compounded  quarterly at the rate specified for the Debentures to the extent that payment of such interest is enforceable under applicable law);  provided that, during such Extended Interest
Payment  Period  the  Company  shall  not  declare  or pay any  dividend  on, or purchase,  acquire or make a  liquidation  payment  with  respect to, any of its capital stock, or make any guarantee payments with respect thereto. Prior to the termination  of any such  Extended  Interest  Payment  Period,  the  Company may further extend such Extended Interest Payment Period,  provided that such Period together with all such previous and further  extensions thereof shall not exceed
20 consecutive quarters or extend beyond the maturity of the Debentures.  At the termination of any such Extended Interest Payment Period and upon the payment of all accrued and unpaid interest and any additional amounts then due, the Company may select a new Extended Interest Payment Period.

       As provided in the Indenture and subject to certain  limitations  therein set forth, this Debenture is transferable by the registered holder hereof on the
Debenture  Register  of the  Company,  upon  surrender  of  this  Debenture  for registration of transfer at the office or agency of the Company accompanied by a written  instrument  or  instruments  of  transfer in form  satisfactory  to the
Company or the Trustee duly executed by the  registered  Holder hereof or his or her  attorney  duly  authorized  in  writing,  and  thereupon  one or  more  new
Debentures  of authorized  denominations  and for the same  aggregate  principal amount and series will be issued to the designated transferee or transferees. No service charge will be made for any such  transfer,  but the Company may require payment  of a sum  sufficient  to  cover  any tax or other  governmental  charge payable in relation thereto.

       Prior to due presentment for  registration of transfer of this Debenture, the Company,  the Trustee, any paying agent and any Debenture Registrar may deem and treat the registered  Holder hereof as the absolute owner hereof (whether or not this Debenture shall be overdue and  notwithstanding any notice of ownership or writing  hereon made by anyone other than the  Debenture  Registrar)  for the purpose  of  receiving  payment of or on  account  of the  principal  hereof and premium, if any, and interest due hereon and for all other purposes, and neither the Company nor the Trustee  nor any paying  agent nor any  Debenture  Registrar shall be affected by any notice to the contrary.

       No  recourse  shall be had for the  payment  of the  principal  of or the interest on this  Debenture,  or for any claim based  hereon,  or  otherwise  in respect  hereof,  or  based  on or in  respect  of the  Indenture,  against  any incorporator,  stockholder,  officer or director,  past,  present or future,  as such, of the Company or of any predecessor or successor corporation,  whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise,  all such liability being, by the acceptance hereof  and as part of the  consideration  for the  issuance  hereof,  expressly waived and released.

       [The  Debentures  of this series are  issuable  only in  registered  form without  coupons in  denominations  of $25 and any integral  multiple  thereof.]
[This Global  Debenture is  exchangeable  for Debentures in definitive form only under certain limited  circumstances  set forth in the Indenture.  Debentures of this series so issued are issuable  only in registered  form without  coupons in denominations  of $25 and any  integral  multiple  thereof.]  As provided in the
Indenture  and subject to certain  limitations  [herein  and] therein set forth,
Debentures  of this  series [so issued] are  exchangeable  for a like  aggregate principal  amount  of  Debentures  of  this  series  of a  different  authorized denomination, as requested by the Holder surrendering the same.

       All terms used in this Debenture which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

       FOR  VALUE  RECEIVED,  the  undersigned  hereby  sell(s),  assign(s)  and transfer(s) unto

(PLEASE INSERT SOCIAL SECURITY OR OTHER
   IDENTIFYING NUMBER OF ASSIGNEE)

---------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
(PLEASE PRINT OR TYPE NAME AND ADDRESS, INCLUDING ZIP CODE, OF

--------------------------------------------------------------------------------
ASSIGNEE) the within Debenture and all rights thereunder, hereby

--------------------------------------------------------------------------------
irrevocably constituting and appointing such person attorney to

--------------------------------------------------------------------------------
transfer such Debenture on the books of the Issuer, with full

--------------------------------------------------------------------------------
power of substitution in the premises.

Dated:
       ----------------------               ----------------------------

NOTICE:       The signature to this  assignment must correspond with the name as written upon the face of the within Debenture in every particular, without  alteration  or  enlargement  or any change  whatever  and
              NOTICE: Signature(s) must be guaranteed by a financial institution that is a  member  of the  Securities  Transfer  Agents  Medallion
              Program  ("STAMP"),  the Stock Exchange Medallion Program ("SEMP")
              or the New York Stock Exchange,  Inc. Medallion  Signature Program
              ("MSP").

                                  ARTICLE THREE

                      [PAYMENT OF TRUST COSTS AND EXPENSES]

              [SECTION 1. In connection  with the issuance of the  Securities to the Trust,  and the loan of the proceeds of the Preferred  Securities and Common
Securities to the Company, the Company hereby covenants to pay to the Trust, and reimburse the Trust for, the full amount of any costs,  expenses or  liabilities of the Trust  (other  than  obligations  of the Trust to pay the  Holders of any
Preferred Securities or Common Securities)  including,  without limitation,  any taxes,  duties or other  governmental  charges of  whatever  nature  (other than withholding  taxes)  imposed  on the Trust by the  United  States or any  taxing authority.  Such  payment  obligation  includes  any  such  costs,  expenses  or liabilities  of the Trust that are required by applicable law to be satisfied in connection  with a termination of the Trust.  The  obligations of the Company to pay all debts,  obligations,  costs and  expenses of the Trust  (other than with respect  to  amounts  owing  under  the  Common  Securities  and  the  Preferred
Securities) shall survive the satisfaction and discharge of the Indenture.]

                                  ARTICLE FOUR

                            MISCELLANEOUS PROVISIONS

              SECTION 1.    This Supplemental Indenture No. 1 is a supplement to
the Original  Indenture.  As supplemented by this Supplemental  Indenture No. 1, the  Indenture is in all respects  ratified,  approved  and  confirmed,  and the
Original  Indenture  and  this  Supplemental  Indenture  No.  1  shall  together constitute one and the same instrument.

              SECTION 2.    The   recitals   contained   in  this   Supplemental
Indenture No. 1 shall be taken as the  statements of the Company and the Trustee assumes no responsibility  for their correctness and makes no representations as to the validity or sufficiency of this Supplemental Indenture No. 1.

              SECTION 3.    This  instrument  may be  executed  in any number of
counterparts,  each of which so executed shall be deemed to be an original,  but all such counterparts shall together constitute but one and the same instrument.

              IN  WITNESS   WHEREOF,   the  parties   hereto  have  caused  this
Supplemental Indenture No. 1 to be duly executed, and their respective corporate seals to be  hereunto  affixed  and  attested,  all as of the day and year first written above.

                                            SOUTHWESTERN ELECTRIC POWER COMPANY

                                            By:
                                            Name:
                                            Title:

[SEAL]

ATTEST:

                                            THE BANK OF NEW YORK,
                                            as Trustee

                                            By:
                                            Name:
                                            Title:

[SEAL]

ATTEST:

                                       10